Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

November 7, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

America First Multifamily Investors, L.P. Announces Upcoming Name Change to Greystone Housing Impact Investors LP and Intent to List on the New York Stock Exchange

Omaha, Nebraska – On November 7, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership”) announced plans to change the Partnership’s legal name to Greystone Housing Impact Investors LP, with the name change to be effective at a future date. In addition, the Partnership also announced its intent to transfer the listing of its beneficial unit certificates representing assigned limited partnership interests (“BUCs”) from the Nasdaq Global Select Market to the New York Stock Exchange (“NYSE”).

The Board of Managers of Greystone AF Manager LLC, the general partner of the general partner of the Partnership, has approved the name change and the transfer of the listing of the BUCs to the NYSE. In connection with the foregoing, on November 7, 2022, the Partnership filed an application for the listing of the BUCs on the NYSE. The Partnership currently expects the NYSE will act on the Partnership’s application by the beginning of December 2022. The Partnership’s name change is expected to become effective upon the approval of the listing of the BUCs on the NYSE. If approved for listing on the NYSE, the Partnership’s BUCs will trade under the symbol “GHI”. Until the transfer of the listing to the NYSE is complete, the BUCs will continue to be traded on the Nasdaq under the symbol “ATAX”. The name change does not require the approval of the Partnership’s BUC holders.

“We are very excited to announce our upcoming name change which aligns ourselves more closely with the well-respected Greystone brand,” said Kenneth C. Rogozinski, Chief Executive of Officer of the Partnership. “Greystone, together with its affiliates, purchased the general partner of America First Multifamily Investors, L.P. in September 2019 to provide new and exciting opportunities for the Partnership to work off of a larger mortgage lending and investing platform and to build strategic initiatives and growth efforts. The upcoming name change will further highlight the Partnership’s place in the broader Greystone platform of services and will enhance the profile of the Partnership. In addition, we believe our new name will highlight the positive social impact of the Partnership’s various investments that address the significant need for affordable multifamily housing across the United States.”

“The Partnership is also pleased to apply for listing of its BUCs on the NYSE, the recognized global leader in traded equity listings. The Partnership’s intended inclusion on the NYSE with many of the world’s most well-established companies is expected to provide long-term benefits for our unitholders,” said Rogozinski.

The Partnership also released and posted on its website Frequently Asked Questions (“FAQs”) in connection with the name change and the listing of the BUCs on the NYSE, which are intended to be used primarily by the Partnership’s BUC holders.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. ATAX is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. ATAX expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. ATAX seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by ATAX with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. ATAX disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.